Exhibit 99.1

NEWS RELEASE

CONTACTS:

Morris Denton

Corporate Public Relations

mobile (512) 751-8416

email: morris.denton@amd.com

Mike Haase

Investor Relations

(408) 749-3124

email: mike.haase@amd.com

AMD REPORTS SECOND QUARTER RESULTS

—Year-on-year sales growth and substantially reduced cost structure results in reduced loss—

SUNNYVALE, CA—July 16, 2003—AMD (NYSE:AMD) today reported sales of $645 million and a net loss of $140 million for the quarter ended June 29, 2003. The net loss amounted to $0.40 per share.

Second quarter sales increased by seven percent from the second quarter of 2002 and decreased by 10 percent from the first quarter of 2003. In the second quarter of 2002, AMD reported total sales of $600 million and a net loss of $185 million, or $0.54 per share. In the first quarter of 2003, AMD reported sales of $715 million and a net loss of $146 million, or $0.42 per share.

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“We are pleased we lowered our operating breakeven point to below $800 million and continued to realize improvements that better position us for growth and a return to profitability,” said Robert J. Rivet, chief financial officer. “Despite the effects of the SARS epidemic and weaker than anticipated channel sales in some of our international markets, we reduced our net loss by 24 percent and increased our gross margin as a result of year-on-year sales growth and effective cost management. Quarter-on-quarter, in spite of a sales decline of $69 million, we still managed to reduce our loss and improve our gross margin.

“Our second quarter operating costs of $769 million compared favorably to $897 million in the second quarter of 2002 and to $840 million in the first quarter of 2003. We increased our positive EBITDA quarter-to-quarter and ended the second quarter with a cash balance of $739 million. In addition, we extended our $200 million revolving line of credit, currently untapped, for four years.

“Our recently introduced AMD OpteronTM processor for servers and workstations is gaining traction in the marketplace. We look forward to the introduction of AMD Opteron processor-based systems from IBM, Fujitsu Siemens and others in the near future. In addition, our AMD AthlonTM 64 processor for the desktop and mobile PC sectors remains on schedule for a September launch.

“With the successful launch of a single entity that integrates Fujitsu’s and AMD’s Flash memory operations, we believe we are on target to become the number one provider of Flash memory solutions and are focused on establishing SpansionTM Flash memory as the pre-eminent brand in the Flash memory market.”

BUSINESS OVERVIEW

PC processor sales of $402 million were up 7 percent year-on-year and decreased by 14 percent from the $468 million reported in the first quarter of 2003. Increased second quarter sales to our Tier One OEM customer base

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were more than off-set by a decline in the desktop segment, especially in the Asian and European market geographies, where sales were off significantly.

Initial interest and demand for AMD Opteron processors has been tremendous. End-user installations and testing are producing outstanding results in performance and reduced total cost of ownership. AMD expanded its family of AMD Opteron processors with availability of the new AMD Opteron processor 800 Series, for 4-way and 8-way servers and the 100 Series, for 1-way servers and workstations. During the second quarter, AMD also introduced several new processor offerings including the AMD Athlon XP processor 3200+ for desktop computers, and three new mobile processors designed for both thin-and-light and desktop replacement notebook computers. With the upcoming launch of the AMD Athlon 64 processor on September 23, AMD will introduce the world’s first 64-bit PC processor, providing users superior performance and full binary compatibility with today’s 32-bit applications as well as a seamless migration path to pervasive 64-bit computing.

AMD memory sales of $211 million for the second quarter were down slightly from the $218 million reported in the first quarter of 2003. Year-over-year, memory sales were up 20 percent compared to the $175 million in the second quarter of 2002. While the SARS epidemic caused a decline in demand for cellular handsets and resulted in significantly lower memory sales for AMD in Asia, this decline was almost entirely off-set by increased memory sales in North America and Europe. We continued our share gains in the high-end cellular handset market and maintained our leadership position in high density Flash. Bit shipments grew for the seventh consecutive quarter, once again to record levels. Our average Flash density nearly doubled compared to the second quarter of 2002.

In March, AMD signed an MOU with Fujitsu to consolidate the two companies’ Flash memory operations into a single entity. The two companies recently completed the transaction and announced the formation of a new Flash memory semiconductor company, owned 60 percent by AMD, that markets its solutions under the Spansion brand. As a result of the

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consolidation of FASL LLC, at the start of the third quarter AMD’s consolidated balance sheet will take on incremental assets and liabilities of approximately $1 billion, which includes $180 million in cash and $190 million in debt. With state-of-the-art wafer fab facilities, leading edge process technology, innovative product design, approximately 7,000 employees and total assets of nearly $3 billion, we believe the company will be the world’s number one Flash memory provider.

HIGHLIGHTS OF THE QUARTER

•	On April 22, AMD introduced the AMD Opteron processor, the world’s first 64-bit processor compatible with the industry-standard x86 architecture. We believe the AMD Opteron processor is the most significant product in the company’s history and key to our strategy to increase our influence in the enterprise server space.

o	IBM joined us at our New York City launch event to announce its plans to offer a server product for high-performance computing based on the AMD Opteron processor in the second half of this year.

o	Also at the New York launch event, Microsoft reiterated its commitment to develop and ship by the end of this year a production version of Windows® Server™ 2003 designed to support AMD Opteron processors.

o	Major enterprise software partners such as Oracle, IBM and Computer Associates joined us on stage at the New York launch event and committed software releases based on the AMD Opteron platform.

•	In April, Microsoft announced it is developing native 64-bit versions of its Windows XP and Windows Server 2003 operating systems designed to support AMD Opteron and AMD Athlon 64

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processors. Microsoft is extending 64-bit support in Windows XP and Windows Server 2003 to run natively on the AMD Opteron processor for servers and workstations and the upcoming AMD Athlon 64 processor for desktops and notebooks. Desktop and server beta releases are expected in the middle of 2003.

•	In May, AMD announced the official confirmation and posting of performance benchmark scores that demonstrate the AMD Opteron processor as the highest performing 2P and 4P server processors in the world.

•	In June, the AMD Opteron processor won Best of Show at the ClusterWorld Conference & Expo. The AMD Opteron processor is well-suited for the modeling and design applications used in clustered installations, and this top honor recognizes the AMD Opteron processor as the very best solution available to customers in the High Performance Computing market.

•	In June, AMD 64 processors, the AMD Opteron processor and the upcoming AMD Athlon 64 processor for desktop and mobile PCs, were named “Best IC Innovation for 64-bit processors” by the China Semiconductor Industry Association (CSIA) at the “IC China 2003” exhibition in Shanghai.

•	In June, AMD announced that two major partners in China, Amoisonic and Tsing-Hua Unisplendor, began shipping mobile AMD Athlon XP-M based notebooks in China.

•	In June, AMD expanded its family of AMD Opteron processors with availability of the new AMD Opteron processor 800 Series, for 4-way and 8-way servers and the 100 Series, for 1-way servers and workstations.

•	In June, AMD announced that its new high performance AMD Athlon XP processors will power business desktops from Hewlett-Packard.

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CURRENT OUTLOOK

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. Economic and industry conditions remain uncertain, and continue to make it particularly difficult to forecast product demand. The company’s current outlook for the third quarter of 2003 is based on the following projections and includes the incremental effect from the inclusion of FASL LLC operations.

•	AMD believes that sales in the third quarter will increase based on the following:

–	Third quarter processor sales are expected to increase based on normal industry seasonality along with our enhanced product position based on increased shipments of AMD Opteron processors and initial shipments of AMD Athlon 64 processors.

–	Flash memory sales are expected to increase based on continued market share gains in the high-end cellular handset market and the recovery of the Asian markets.

–	The consolidation of FASL LLC operations commencing June 30, 2003 is expected to increase Flash memory sales by approximately $180 million.

•	With the consolidation of FASL LLC’s Flash operations, the company anticipates its third quarter operating costs to be approximately $1 billion.

AMD TELECONFERENCE

AMD will hold a conference call for the financial community at 2:30 PM Pacific Time today to discuss second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or http://www.StreetEvents.com. The web-cast will be available for ten days after the conference call.

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CAUTIONARY STATEMENT

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen resulting in lower than currently expected sales in the third quarter of 2003; that Intel Corporation’s pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s processor business will prevent attainment of the company’s current PC processor sales plans; that demand for personal computers and, in turn, demand for the company’s PC processors will be lower than currently expected; that the sales of AMD PC processors will not follow seasonal patterns or worse in the third quarter despite the availability of a richer mix of the company’s products; that demand for the company’s Flash memory products will be lower than currently expected, particularly in the high-end cellular telephone sector; that we will not be successful integrating the Flash operations of FASL LLC, or be able to achieve or sustain any benefit from its creation; that the company will not achieve sequential growth in sales of Flash memory devices; that the company may not achieve its current product and technology introduction schedules including the current schedule for introducing the AMD Athlon 64 processor, or the schedule for implementing 90nm process technology in Fab 30. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 29, 2002, and the Quarterly Report on Form 10-Q for the quarter ended March 30, 2003.

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About AMD

Founded in 1969 and based in Sunnyvale, California, AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Standard & Poor’s 500 company, produces microprocessors, Flash memory devices, and silicon-based solutions for communications and networking applications.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron and combinations thereof are trademarks of Advanced Micro Devices. Spansion is a trademark of FASL LLC. Windows is a trademark of Microsoft Corporation in the U.S. and/or other jurisdictions. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

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Advanced Micro Devices, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands except per share amounts)

	Quarter Ended			Six Months Ended

	June 29, 2003 (Unaudited)	March 30, 2003 (Unaudited)	June 30, 2002 (Unaudited)	June 29, 2003 (Unaudited)	June 30, 2002 (Unaudited)

Net sales	$645,261	$714,555	$600,299	$1,359,816	$1,502,372

Cost of sales	425,085	496,592	558,290	921,677	1,145,164
Research and development	208,513	203,062	178,425	411,575	350,307
Marketing, general and administrative	135,161	138,228	160,248	273,389	317,108
Restructuring and other special charges, net	—	2,146	—	2,146	—

	768,759	840,028	896,963	1,608,787	1,812,579

Operating loss	(123,498)	(125,473)	(296,664)	(248,971)	(310,207)

Interest and other income, net	4,971	6,740	8,661	11,711	18,199
Interest expense	(26,364)	(25,805)	(15,729)	(52,169)	(27,887)

Loss before income taxes and equity in net income (loss) of joint venture	(144,891)	(144,538)	(303,732)	(289,429)	(319,895)
Provision (benefit) for income taxes	—	2,936	(121,493)	2,936	(125,534)

Loss before equity in net income (loss) of joint venture	(144,891)	(147,474)	(182,239)	(292,365)	(194,361)
Equity in net income (loss) of joint venture and other	4,795	1,118	(2,699)	5,913	260

Net loss	$(140,096)	$(146,356)	$(184,938)	$(286,452)	$(194,101)

Net loss per common share

Basic	$(0.40)	$(0.42)	$(0.54)	$(0.83)	$(0.57)
Diluted	$(0.40)	$(0.42)	$(0.54)	$(0.83)	$(0.57)

Shares used in per share calculation

—Basic	346,320	345,012	341,782	345,666	341,294
—Diluted	346,320	345,012	341,782	345,666	341,294

Advanced Micro Devices, Inc.

RECONCILIATION OF GAAP TO PRO FORMA NON-GAAP CONSOLIDATED NET LOSS

(Thousands)

	Quarter Ended			Six Months Ended

	June 29, 2003	March 30, 2003	June 30, 2002	June 29, 2003	June 30, 2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss (GAAP)	$(140,096)	$(146,356)	$(184,938)	$(286,452)	$(194,101)
Adjustments:
Restructuring and other special charges	—	2,146	—	2,146	—

Net loss (Pro Forma Non-GAAP)	$(140,096)	$(144,210)	$(184,938)	$(284,306)	$(194,101)

RECONCILIATION OF EBITDA TO PROFORMA EBITDA

(Thousands)

	Quarter Ended			Six Month Ended

	June 29, 2003	March 30, 2003	June 30, 2002	June 29, 2003	June 30, 2002

Net loss	$(140,096)	$(146,356)	$(184,938)	$(286,452)	$(194,101)
Depreciation and amortization	213,568	209,754	183,105	423,322	357,213
Interest income	3,291	5,084	7,625	8,375	14,263
Interest expense	(26,364)	(25,805)	(15,729)	(52,169)	(27,887)
Provision (benefit) for income taxes	—	2,936	(121,493)	2,936	(125,534)

EBITDA	96,545	87,055	(115,222)	183,600	51,202

Adjustments:
Restructuring and other special charges	—	2,146	—	2,146	—

Proforma EBITDA	$96,545	$89,201	$(115,222)	$185,746	$51,202

Advanced Micro Devices, Inc.

PRO FORMA NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Includes Pre-Tax FASL Investment Equity Income in Operating Loss and other proforma adjustments)

(Thousands except per share amounts)

	Quarter Ended			Six Months Ended

	June 29, 2003	March 30, 2003	June 30, 2002	June 29, 2003	June 30, 2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$645,261	$714,555	$600,299	$1,359,816	$1,502,372

Cost of sales	425,085	496,592	558,290	921,677	1,145,164
(Income) loss from equity investment in FASL	(5,585)	(1,917)	4,630	(10,299)	(446)
Research and development	208,513	203,062	178,425	411,575	350,307
Marketing, general and administrative	135,161	138,228	160,248	273,389	317,108

	763,174	835,965	901,593	1,596,342	1,812,133

Operating loss	(117,913)	(121,410)	(301,294)	(236,526)	(309,761)

Interest and other income, net	4,971	6,740	8,661	11,711	18,199
Interest expense	(26,364)	(25,805)	(15,729)	(52,169)	(27,887)

Loss before income taxes	(139,306)	(140,475)	(308,362)	(276,984)	(319,449)

Provision (benefit) for income taxes	—	2,936	(121,493)	2,936	(125,534)
Provision (benefit) for taxes on equity (income) loss in FASL	790	799	(1,931)	4,386	186

Net loss	$(140,096)	$(144,210)	$(184,938)	$(284,306)	$(194,101)

Net loss per common share

Basic	$(0.40)	$(0.42)	$(0.54)	$(0.82)	$(0.57)

Diluted	$(0.40)	$(0.42)	$(0.54)	$(0.82)	$(0.57)

Shares used in per share calculation
— Basic	346,320	345,012	341,782	345,666	341,294
— Diluted	346,320	345,012	341,782	345,666	341,294

Advanced Micro Devices, Inc.

CONSOLIDATED BALANCE SHEETS

(Thousands)

	June 29, 2003	March 30, 2003	Dec. 29, 2002*

	(unaudited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$738,801	$800,009	$1,037,705
Accounts receivable, net	351,834	371,841	395,828
Inventories	467,384	440,049	432,603
Prepaid expenses and other current assets	157,022	183,091	153,542

Total current assets	1,715,041	1,794,990	2,019,678

Property, plant and equipment, net	2,894,127	2,910,244	2,880,809
Investment in joint venture	390,069	385,503	382,942
Other assets	294,670	308,065	335,752

	$5,293,907	$5,398,802	$5,619,181

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable	$—	$7,350	$913
Accounts payable	350,399	386,841	352,438
Accrued compensation and benefits	122,361	149,389	131,324
Accrued liabilities	269,561	270,966	435,657
Restructuring accruals	54,467	76,546	99,974
Income taxes payable	38,368	36,821	21,246
Deferred income on shipments to distributors	65,412	76,923	57,184
Current portion of long-term debt and capital lease obligations	77,693	72,807	71,339
Other current liabilities	85,732	83,754	89,437

Total current liabilities	1,063,993	1,161,397	1,259,512

Long-term debt and capital lease obligations	1,587,009	1,561,768	1,570,322
Other liabilities	359,625	313,753	322,082

Stockholders’ equity:
Capital stock:
Common stock, par value	3,469	3,457	3,445
Capital in excess of par value	1,932,791	1,926,820	1,921,247
Retained earnings	205,931	346,312	492,668
Accumulated other comprehensive income	141,089	85,295	49,905

Total stockholders’ equity	2,283,280	2,361,884	2,467,265

	$5,293,907	$5,398,802	$5,619,181

*	Derived from the December 29, 2002 audited financial statements of Advanced Micro Devices, Inc.

AMD

Selected Corporate Data

(Unaudited)

	Quarter Ended							Six Months Ended

Segment Breakdown	June 29, 2003		March 30, 2003		June 30, 2002			June 29, 2003		June 30, 2002
	% of Sales	Revenue	% of Sales	Revenue	% of Sales		Revenue	% of Sales	Revenue	% of Sales	Revenue

Core Products segment:
PC Processor Products	62	$402M	65	$468M	63		$380M	64	$870M	71	$1,064M
Memory Products (Flash)	33	211M	31	218M	29		175M	32	429M	22	335M
Other IC Products	5	32M	4	29M	7		39M	4	61M	6	85M
Foundry Services segment	0	0M	0	0M	1		6M	0	0M	1	18M

Other Data	Q2 ’03		Q1 ’03		Q2 ’02			2003		2002

Depreciation & Amortization	$214M		$210M		$183M			$424M		$357M
Capital Additions	$103M		$181M		$172M			$284M		$371M
Headcount	11,723		12,113		13,730			11,723		13,370

International Sales	73%		73%		72%			73%		68%
Research and Development	$209M		$203M		$178M			$412M		$350M
EBITDA	$97M		$87M		$(115	)M		$184M		$51M
EBITDA (Proforma)	$97M		$89M		$(115	)M		$186M		$51M